AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

This AMENDMENT No. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made this 22nd day of November, 2005, by and among PATIENT INFOSYSTEMS, INC., a Delaware corporation (“PATY”), PATY ACQUISITION CORP., a Delaware corporation (“Merger Sub”) and CCS CONSOLIDATED, INC., a Delaware corporation (“CCS”).

RECITALS:

WHEREAS, the parties have entered into an Agreement and Plan of Merger dated as of September 19, 2005 (the “Agreement”), relating to the merger of Merger Sub with and into CCS (the “Merger”); and

WHEREAS, the parties wish to amend the Agreement as set forth herein; and

WHEREAS, capitalized terms used herein have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         Section 2.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(a)           The holders of the shares of common stock of CCS, $.01 par value (hereinafter referred to as the “CCS Common Stock”), Series AA Preferred Stock of CCS, $.01 par value (hereinafter referred to as the “CCS Series AA Preferred Stock”), Series C Preferred Stock of CCS, $.01 par value (hereinafter referred to as the “CCS Series C Preferred Stock” and together with the CCS Series AA Preferred Stock, the “CCS Preferred Stock” the CCS Common Stock and CCS Preferred Stock may be hereinafter referred to collectively as the “CCS Capital Stock”), outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action by the holder thereof, be deemed cancelled and converted into and shall represent the right to receive (1) the aggregate number of shares of the common stock, $.01 par value (hereinafter referred to as the “PATY Common Stock”), of PATY equal to (x) the product of (i) the sum of (A) the number of shares of PATY Common Stock outstanding on the Closing Date (as hereinafter defined), (B) the number of shares of PATY Common Stock issuable upon the exercise of PATY Options outstanding on the Closing Date, and (C) the number of shares of PATY Common Stock issuable upon the exercise of PATY Warrants outstanding on the Closing Date and (ii) 1.857142 minus (y) the aggregate number of shares to be held in escrow by (i) the CCS Debt Escrow Agent (as hereinafter defined) in accordance with Section 2.2(c), (ii) the Sonenshine Partners Fee Escrow Agent (as hereinafter defined) in accordance with Section 2.2(d), (iii) the Psilos Success Fee Escrow Agent (as hereinafter defined) in accordance with Section 2.2(e) and (iv) the aggregate number of Dissenter Shares (as defined in the Stockholders Agreement), minus (z) the CCS Assumed Option Shares (as hereinafter defined), plus (2) the sum of (w) the

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True-Up Shares (as defined in the Stockholders Agreement) (as hereinafter defined)), if any, (x) the Residual Shares (as defined in the CCS Debt Escrow Agreement (as hereinafter defined)), if any, (y) the Residual Shares (as defined in the Stockholders Agreement), if any, and (z) shares of PATY Common Stock disbursed to the former holders of CCS Capital Stock pursuant to Section 2.2(f) hereof by the Psilos Success Fee Escrow Agent under the terms of the Psilos Success Fee Escrow Agreement ((1) and (2) above are hereinafter collectively referred to as, the “Aggregate Merger Consideration”).”

2.	A new paragraph (i) is hereby added to Section 2.2 to read as follows:

“(i)Notwithstanding the foregoing, at Closing PATY shall assume the CCS 2005 Equity Incentive Plan, and each outstanding CCS Option granted pursuant to such plan shall be exchanged for an option to purchase shares of PATY Common Stock in accordance with Section 7.21.”

3.          Section 7.8(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

“(d)             Prior to the Effective Time, one hundred percent (100%) of the CCS Options which are outstanding prior to the execution and delivery of this Agreement and pursuant to present terms thereof, shall be exercised or cancelled, except that as contemplated by Section 2.2(i) and Section 7.21, the CCS 2005 Equity Incentive Plan shall be assumed by PATY and the outstanding CCS Options granted thereunder shall be exchanged for the Replacement Options. Prior to the Effective Time, the SP Warrant and the vested portion of the CCS Guaranty Warrants shall be exercised or terminate pursuant to the terms thereof.”

4.	A new Section 7.21 is hereby added to the Agreement to read as follows:

“7.21	CCS Options.

(a)              Subject to Section 7.21(b), at the Effective Time, each CCS Option granted under the CCS 2005 Equity Incentive Plan that is outstanding and unexercised immediately prior to the Effective Time, whether or not vested, shall be converted into and become an option to purchase PATY Common Stock (each, a “Replacement Option”), and PATY shall assume each such CCS Option in accordance with the terms (as in effect as of the date of this Agreement) of the CCS 2005 Equity Incentive Plan and the terms of the stock option agreement by which such CCS Option is evidenced. The parties hereby agree that as of the Effective Date, the number of shares of CCS Common Stock issuable upon exercise of the CCS Options to be assumed by PATY shall not exceed 1,090,095 shares in the aggregate. All rights with respect to CCS Common Stock under CCS Options assumed by PATY shall thereupon be converted into rights with respect to PATY

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Common Stock. Accordingly, from and after the Effective Time: (i) each CCS Option assumed by PATY may be exercised solely for shares of PATY Common Stock; (ii) the number of shares of PATY Common Stock subject to each CCS Option assumed by PATY shall be equal to the number of shares of PATY Common Stock that such option holder would have received at Closing pursuant to Section 2.2(f)(iii) hereof in the event that such CCS Option had been exercised immediately prior to Closing, assuming for purposes of this Section 7.21(a)(ii) only that (A) no shares of PATY Common Stock shall have been deducted pursuant to Section 2.2(a)(1)(y), (B) no shares of PATY Common Stock are issuable pursuant to Section 2.2(a)(2) and (C) all CCS Options issued pursuant to the CCS 2005 Equity Incentive Plan had been exercised in full as of the Closing (the aggregate number of such shares of PATY Common Stock underlying all CCS Options being assumed being referred to as the “CCS Assumed Option Shares”); (iii) each Replacement Option shall have an exercise price equal to that price per share that would have yielded the same aggregate exercise price upon exercise in full of the CCS Option being assumed by PATY; (iv) each Replacement Option shall be vested as of the Closing Date with respect to 25% of the shares of PATY Common Stock underlying such Replacement Option, and the remainder shall vest in 36 equal monthly installments thereafter, beginning on the date that is one month following the Closing Date; and (v) any restriction on the exercise of any CCS Option assumed by PATY shall continue in full force and effect and the term, exercisability and other provisions of such CCS Option shall otherwise remain unchanged; provided, however, that: (A) each CCS Option assumed by PATY in accordance with this Section 7.21(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to PATY Common Stock subsequent to the Effective Time; and (B) PATY’s board of directors or a committee thereof shall succeed to the authority and responsibility of CCS’s board of directors or any committee thereof with respect to each CCS Option assumed by PATY.

(b)              At the Effective Time, PATY shall assume the CCS 2005 Equity Incentive Plan. Under such plan, PATY shall be entitled to grant stock awards, to the extent permissible under applicable laws, using the share reserves of such 2005 Equity Incentive Plan as of the Effective Time (including any shares returned to such share reserves as a result of the termination of CCS Options that are assumed by PATY pursuant to Section 7.21(a)), except that: (i) stock covered by such awards shall be shares of PATY Common Stock; (ii) each reference in such CCS 2005 Equity Incentive Plan to a number of shares of CCS Common Stock shall be deemed amended to refer instead to a number of shares of PATY Common Stock determined in accordance with Section 7.21(a)(ii) above; and (iii) PATY’s board of directors or a committee thereof shall succeed to the authority and responsibility of CCS’s board of directors or any committee thereof with respect to the administration of such 2005 Equity Incentive Plan.

(c)	Prior to the Effective Time, CCS and PATY shall take all actions that may be

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necessary (under the CCS 2005 Equity Incentive Plan and otherwise) to effectuate the provisions of this Section 7.21 and to ensure that, from and after the Effective Time, holders of CCS Options granted pursuant to the 2005 Equity Incentive Plan have no rights with respect thereto other than those specifically provided in this Section 7.21.”

4.          Section 11.10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“11.10	Option Exercise; Cancellation.

Prior to the Effective Time, one hundred percent (100%) of the CCS Options which are outstanding on the date hereof shall have been exercised or cancelled, except that as contemplated by Section 2.2(i) and Section 7.21, the CCS 2005 Equity Incentive Plan shall be assumed by PATY and the CCS Options granted thereunder shall be exchanged for the Replacement Options. Prior to the Effective Time, the SP Warrant and the vested portion of the CCS Guaranty Warrants shall be exercised or terminate pursuant to the terms thereof.”

5.         Except as modified hereby, all of the terms and conditions of the Agreement remain in full force and effect and are hereby reaffirmed, ratified and approved. This Amendment, together with the Agreement, embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Amendment shall affect, or be used to interpret, change or restrict, the express terms and conditions of this Amendment. Hereafter references to the Agreement in any document or other agreement shall be deemed to constitute references to the Agreement as amended by this Amendment. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Amendment may be made and evidenced by facsimile transmission.

[Signatures on following pages.]

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IN WITNESS WHEREOF, each of the undersigned parties has caused this Amendment to be duly executed by its duly authorized representative as of the date first written above.

PATIENT INFOSYSTEMS, INC.

By: /s/Kent A. Tapper
Name: Kent A. Tapper
Title: Sr. Vice President

PATY ACQUISITION CORP.

By: /s/Kent A. Tapper
Name: Kent A. Tapper
Title: Secretary

CCS CONSOLIDATED, INC.

By: /s/Christopher Paterson
Name: Christopher Paterson
Title: CEO

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